Exhibit 10.14

SHAREHOLDERS’ AGREEMENT

THIS SHAREHOLDERS’ AGREEMENT is entered into this 28th day of September, 2006, by and among Across America Real Estate Corp., a Colorado corporation (the “Company”), BOCO Investments, LLC, a Colorado limited liability company (“BOCO”) and GDBA Investments, LLLP, a Colorado limited liability limited partnership (“GDBA”). BOCO and GDBA are referred to herein as an “Investor” and together, the “Investors”.

Recitals

WHEREAS, the Investors are purchasing on the date hereof 500,000 shares of the Company’s Series A Convertible Preferred Stock (the “Preferred Stock”) and an aggregate principal amount of $7,000,000 of the Company’s senior subordinated notes (the “Notes”) and have agreed to purchase from the Company up to an additional $7,000,000 principal amount of the Notes in the future from time to time; and

WHEREAS, the Company expects to receive substantial benefits as a result of the purchase by the Investors of the Preferred Stock and the Notes; and

WHEREAS, the execution of this shareholders’ agreement relating to the election of members to the Company’s board of directors (the “Board”) is a condition to the purchase of the Preferred Stock and Notes by the Investors;

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Election of Directors.

(a) Until the termination of this Agreement in accordance with Section 4 hereof, at each annual meeting of the shareholders of the Company and at each special meeting of the shareholders of the Company called for the purpose of the election of directors of the Company, and at any other time at which shareholders of the Company will have the right to or will vote for or consent in writing to the election of directors of the Company, then each of the Investors hereby covenants and agrees to vote all shares of capital stock (including shares of Preferred Stock) of the Company now or hereafter owned or controlled by it and otherwise use its respective best efforts as a shareholder of the Company as follows:

(i) in favor of causing and maintaining the election to the Board of Directors of the two (2) designated Investor Directors (as provided in Section 1(c) and 1(d)); and

(ii) against the election or continued service of any director (other than the Investor Directors) who is an Affiliate of either of the Investors.

(b) Promptly after execution of this Agreement, but in any event within five (5) days hereof, the Company shall take all necessary and desirable actions within its control (including, without limitation, calling special board meetings), so that the authorized number of directors on the Board of Directors shall be increased to five directors and the Initial BOCO Director (as defined in Section 1(c)) shall be named to fill the vacancy created by reason of such increase in the number of directors. At each annual meeting of shareholders, the Company shall nominate for election to the Board of Directors the individuals designated to be Investor Directors as provided in Section 1(c) and 1(d).

(c) BOCO shall be entitled to designate one individual to be nominated for election to Board of Directors (the “BOCO Director”). The initial BOCO Director shall be Joseph C. Zimlich (the “Initial BOCO Director”). Unless and until the Company receives written notice from BOCO to the contrary, the Initial BOCO Director shall be nominated by the Company for election to the Board of Directors at each annual meeting of shareholders.

(d) GDBA shall be entitled to designate one individual to be nominated for election to Board of Directors (the “GDBA Director” and together with the BOCO Director, the “Investor Directors”). The initial GDBA Director shall be G. Brent Backman (the “Initial GDBA Director”). The Initial GDBA Director was previously appointed to and is currently serving on the Board of Directors. Unless and until the Company receives written notice from GDBA to the contrary, the Initial GDBA Director shall be nominated by the Company for election to the Board of Directors at each annual meeting of shareholders as set forth in Section 1(b).

(e) “Affiliate” for the purposes of this Agreement shall mean a person or entity controlling, controlled by or under common control with the Investors, including, without limitation, any officer, employee or principal of an Investor.

(f) The authorized number of directors on the Board of Directors shall not be increased to more than five directors without the unanimous approval of the Board of Directors, including the BOCO Director.

2. Vacancies and Removal. A director designated above in Section 1 shall be elected at any annual or special meeting of shareholders and shall serve until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any director may be removed during his term of office in accordance with the bylaws of the Company and the Colorado Business Corporation Act. Any vacancy in the office of a director may be filled in accordance with the bylaws of the Company and the Colorado Business Corporation Act, provided, however, that in the event the BOCO Director or the GDBA Director is removed, resigns or ceases to serve as a director for any reason, BOCO or GDBA, as applicable, shall be entitled to name the replacement for such director in accordance with Section 1 hereof.

3. Transfer of Stock. GDBA shall not to sell, convey, assign or otherwise transfer any of its shares of capital stock of the Company (including any shares of Preferred Stock) unless the transferee agrees in writing to be bound by the terms and conditions of this Agreement and executes a counterpart of this Agreement; provided, that, GDBA may transfer shares of capital stock of the Company to a transferee who does not agree to be bound by this Agreement so long as immediately after such transfer GDBA will hold at least forty percent in voting power of the issued and outstanding shares of capital stock of the Company, including for the purpose of this calculation only those shares of capital stock having a right to vote with respect to the election of directors.

4. Duration of Agreement. The rights and obligations of BOCO shall terminate on the earlier of (i) the fifth anniversary of the date on which the Preferred Stock held by BOCO is fully converted into shares of common stock of the Company, or (ii) the date on which BOCO no longer own shares of common stock or shares of Preferred Stock (the “BOCO Termination Date”). Following the BOCO Termination Date, the rights and obligations of BOCO under this Agreement shall cease but this Agreement shall remain in effect as between the Company and GDBA, provided that, the restrictions on transfer set forth in Section 3 hereof shall be terminated. The rights and obligations of GDBA shall terminate on the earlier of (i) the fifth anniversary of the date on which the Preferred Stock held by GDBA is fully converted into shares of common stock of the Company, or (ii) the date on which GDBA no longer own shares of common stock or shares of Preferred Stock (the “GDBA Termination Date”). Following the GDBA Termination Date, the rights and obligations of GDBA under this Agreement shall cease but this Agreement shall remain in effect as between the Company and BOCO. The rights and obligations of the Company under this Agreement shall terminate on the later of the BOCO Termination Date or the GDBA Termination Date.

5. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

6. Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, each Series A Holder shall be entitled to specific performance of the agreements and obligations of the Company hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

7. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Colorado (without giving effect to the conflicts of law provisions thereof).

8. Notices. All notices to be given or otherwise made to any party to this Agreement shall be in writing and shall be hand delivered, sent by facsimile, or mailed, postage prepaid to the Company, at the address listed below, or to the Investors at the following addresses, which shall be the same addresses reflected on the records of the Company until such time as the Company receives notice of a change:

If to the Company:
Across America Real Estate Corp.
1660 Seventeenth Street, Suite 450
Denver, Colorado 80202
Attention: Chief Executive Officer
Telephone: (303) 893-1003
Facsimile: (303) 893-1005

With a copy to:

David Wagner & Associates, P.C.
8400 East Prentice Ave.
Penthouse Suite
Greenwood Village, Colorado 80111
Attention: David J. Wagner, Esq.
Telephone: (303) 793-0304
Facsimile: (303) 409-7650

The Series A Holders:
BOCO Investments, LLC
103 West Mountain Ave.
Fort Collins, Colorado 80524
Facsimile: (970) 482-6139
Attention: Chief Executive Officer

With a copy to:
Davis Graham & Stubbs LLP
1550 17th Street, Suite 500
Denver, Colorado 80202
Attention: Ronald R. Levine II and Brian J. Boonstra
Telephone: (303) 892-9400
Facsimile: (303) 892-7400

GDBA Investments, LLLP
1440 Blake Street, Suite 310
Denver, CO 80202
Facsimile: (720) 932-9397
Attention: Chief Executive Officer

With a copy to
Davis & Ceriani P.C.
Suite 400, Market Center
1350 Seventeenth Street
Denver, CO 80202
Facsimile: (303) 534-4618
Attention: Patrick J. Kanouff

Each such notice, report or other communication shall, for all purposes hereof, be treated as effective or having been given when delivered if delivered personally or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or, if sent by facsimile with written confirmation, at the earlier of (i) 24 hours after confirmation of transmission by the sending facsimile machine or (ii) delivery of written confirmation.

9. Complete Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter, whether oral or written.

10. Modification or Amendment. Neither this Agreement nor any provision hereof can be modified or changed, except by an instrument in writing, signed by the Company and the Investors.

11. Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

12. Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document. This Agreement may be executed by facsimile signatures.

13. Section Headings. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Shareholders’ Agreement to be executed as of the date first above written.

ACROSS AMERICA REAL ESTATE CORP.

/s/ Ann L. Schmitt
Name: Ann L. Schmitt
Title: Chief Executive Officer

INVESTORS:

BOCO INVESTMENTS, LLC

/s/ Joseph C. Zimlich
Name: Joseph C. Zimlich
Title: CEO

GDBA INVESTMENTS, LLLP

/s/ G. Brent Backman
Name: G. Brent Backman
Title: Manager